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                                                                  EXHIBIT 10.16


                                 LEASE AGREEMENT

LANDLORD:          VERBAL CORPORATION

TENANT:            RESTORATION HARDWARE, INC.

PREMISES:          BUILDING TWO, MARSHFIELD BUSINESS PARK, 8416 KELSO DRIVE,
                   BALTIMORE, MD

DATE:              JUNE 30, 1999


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                               LEASE SUMMARY SHEET

LANDLORD:          Verbal Corporation

TENANT:            Restoration Hardware, Inc.

BROKER:            Casey & Associates\ONCOR International as agent for Landlord.
                   CB Richard Ellis as agent for Tenant.
                   Cushman & Wakefield of Maryland, Inc. as agent for Tenant.

PREMISES:          Building Two of Marshfield Business Park, 8416 Kelso Drive,
                   Baltimore, MD

TERM:              Eighty Seven (87) months

COMMENCEMENT

DATE:              July 1, 1999

BASE RENT:         July 1, 1999-September 30, 1999:        No Base Rent Due
                   October 1, 1999-December 31, 1999:      $40,940.00/mo/nnn
                   January 1, 2000-December 31, 2001:      $85,100.00/mo/nnn
                   January 1, 2002-June 30, 2004:          $90,620.00/mo/nnn
                   July 1, 2004-September 30, 2006:        $96,370.00/mo/nnn

SECURITY DEPOSIT:  $85,100.00

PERMITTED USE: Storage, assembly, warehousing, distribution of consumer goods , related office purposes, and/or as a retail outlet store, subject to all applicable laws, ordinances, codes, regulations, rules, statutes and requirements of any federal, state, or local governmental body or agency.

LANDLORD'S NOTICE ADDRESS:

VERBAL CORPORATION

c/o UPS Properties
55 Glenlake Parkway, N.E.
Atlanta, GA  30328
Attn:  Larry Hobbs

TENANT'S NOTICE ADDRESS:

Restoration Hardware, Inc.
15 Koch Road, Suite J
Corte Madera, CA  94925
Attn:  Real Estate Department


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ADDRESS FOR RENT PAYMENT:

Nardi Management Services, Inc.
11800 Baltimore Avenue

Suite 118
Beltsville, MD  20705


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                                TABLE OF CONTENTS

SECTION    TITLE                                                     PAGE

  1        Premises                                                    6

  2        Term                                                        6

  3        Rent                                                        7

  4        Utilities                                                  11

  5        Maintenance and Repairs                                    11

  6        Alterations                                                12

  7        Signs                                                      13

  8        Surrender                                                  13

  9        Insurance and Tenant's Indemnity                           14

10         Casualty                                                   16

11         Condemnation                                               16

12         Use and Compliance with Law                                17

13         Environmental Compliance                                   18

14         Defaults                                                   20

15         Remedies                                                   20

16         Landlord's Default; Limitation on Landlord's Liability     22

17         Rights Reserved by Landlord                                23

18         Assignment                                                 24

19         Notices                                                    24

20         Holding Over                                               24




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21         Quiet Enjoyment                                            25

22         Subordination and Estoppel Certificates                    25

23         Security Deposit                                           26

24         Expansion Option                                           26

25         Miscellaneous                                              26

26         Options to Extend                                          28


                                    Exhibits

A     Sketch of Premises

B     Intentionally Omitted

C     Rules and Regulations

D     Industrial Building Sign Criteria

E     Stipulation as to Rejection of Real Property Lease, As Modified

F     Certificate of Insurance

G     1998 Actual Project Operating Expenses

H     Memorandum of Lease

I     Discharge of Memorandum


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COMMERCIAL LEASE AGREEMENT

      THIS LEASE AGREEMENT is made the 30th day of June, 1999, between Verbal Corporation, a Maryland corporation, with an address at 55 Glenlake Parkway, NE., Atlanta, GA 30328 ("Landlord") and Restoration Hardware, Inc., a Delaware corporation, with an address at 15 Koch Road, Suite J, Corte Madera, CA 94925 ("Tenant").

                              W I T N E S S E T H :

      1. Premises. (a) Landlord leases to Tenant, and Tenant hereby takes from Landlord all that certain space shown on Exhibit A attached hereto and incorporated herein (the "Premises") in the building (the "Building") which consists of approximately 276,000 square feet situate on approximately 13.47 acres of land depicted on Exhibit A attached hereto and incorporated herein (the "Land") pursuant to this Lease, in Marshfield Business Park (the "Park"), in the City of Baltimore, County of Baltimore, State of Maryland, all upon the terms and conditions set forth in this Lease. The Premises are commonly referred to as Building Two, 8416 Kelso Drive, Baltimore, Maryland. The Land and Building are hereinafter referred to as the "Premises".

      (b) The Premises and the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems, loading doors, truck dock levelers, common areas, and all other Building systems shall be in good operating condition on the Commencement Date. If a non-compliance with the foregoing statement exists and Tenant notifies Landlord in writing of such non-compliance within sixty (60) days after the Commencement Date and provided such non-compliance is not attributable to the acts or omissions of Tenant, Tenant's employees, agents, contractors, subcontractors or others acting on Tenant's behalf, Landlord shall, at Landlord's sole cost and expense, promptly rectify the same.

      (c) "Tenant's Premises Proportionate Share" shall mean one hundred percent (100%) of the Premises Operating Expenses which percentage represents 100% of the Premises. Tenant's proportionate share of the Marshfield Business Park ("Tenant's Project Proportionate Share") shall mean sixteen and 23/00 percent (16.23%) of the Project Operating Expense which percentage represents the ratio of the Land to the acreage of Marshfield Business Park.

      2. Term. (a) The term of this Lease shall be for a period of eighty-seven (87) months, the "Term," commencing on July 1, 1999, the "Commencement Date" and ending September 30, 2006 thereafter unless sooner terminated as provided in the Lease. Landlord and Tenant acknowledge that the current tenant of the Premises has filed for Chapter 11 Bankruptcy protection in the United States Bankruptcy Court of the Southern District of New York (the "Bankruptcy Court") subsequently converted to Chapter 7 Bankruptcy protection and that the Trustee in the case of County Seat Stores, Inc., Case No. 99 B 10010 (the "Prior Tenant") has rejected the lease with prior tenant dated February 26, 1998 between Landlord and Prior Tenant concerning the Premises (the "Prior Tenant Lease") pursuant to U.S.C. Section 365 (the "Rejection") by stipulation (the "Stipulation" ). A copy of such Stipulation is attached hereto as Exhibit E and made a part hereof. Landlord shall deliver approximately 100,000 square feet of warehouse space ("Initial Possession Space") on the Commencement Date. In addition, Tenant


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shall have available to it vacant office space within the Building. Tenant grants to Landlord and the current tenant and its contractors reasonable access to the Premises for the purposes of removing the current tenant's property including trade fixtures from the Premises and the same shall not constitute any claim for constructive eviction or cause any abatement in Tenant's obligation to pay rent or otherwise comply with the terms of this Lease. If Landlord is unable to deliver possession of the Premises or any part thereof, on the date specified above for the Commencement Date, Landlord shall not be in default hereunder or liable to Tenant in any way, and the Commencement Date shall be that date on which Landlord is able to tender possession of that approximate 100,000 square foot portion of the warehouse as contemplated herein and the termination date specified shall be extended accordingly to include the full period stated in this paragraph. Landlord and Tenant shall within ten (10) days after the Commencement Date execute a memorandum specifying the Commencement Date and the expiration date.

      (b) Notwithstanding the foregoing, if the current tenant has not vacated the Building and Landlord is therefore unable to tender possession of the balance of the Premises to Tenant on or before September 1, 1999, Landlord shall make promptly available to Tenant the balance of the area of the Premises in Building Four in the Park, which Building shall be comprised of approximately 288,000 square feet of a warm lit shell. No later than October 1, 1999, Landlord shall have tendered to Tenant possession of either (1) the Building, or (2) approximately 276,000 square feet of warehouse space in the Park with office space and restroom facilities comparable to what exists in the Building, suitable for the use contemplated hereunder, and subject to the terms of Section 24 (Expansion Option) below. If Landlord fails to provide to Tenant space in accordance with the foregoing sentence, Tenant may terminate this Lease upon written notice to Landlord. Landlord will pay any and all of Tenant's reasonable out-of-pocket costs and expenses incurred with respect to a move by Tenant from one building in the Park to another.

      3. Rent. (a) Tenant shall pay the "Base Rent" commencing on October 1, 1999 ("Rent Commencement Date"). For the period commencing with October 1, 1999 through and including December 31, 1999, Tenant shall pay to Landlord the annual Base Rent of Four Hundred Ninety-One Thousand Two Hundred Eighty Dollars ($491,280.00/yr/NNN) triple net, payable in monthly installments of Forty Thousand Nine Hundred Forty Dollars ($40,940.00/mo/nnn) triple net, in advance on the first day of each month, with the first installment to be paid at the time of signing the Lease. Commencing on January 1, 2000 through and including December 31, 2001, Tenant shall pay to Landlord annual Base Rent of one million twenty-one thousand two hundred dollars $1,021,200.00/yr NNN) triple net, payable in monthly installments of eighty five thousand one hundred dollars triple net ($85,100.00), in advance on the first day of each month. Commencing on January 1, 2002 through and including June 30, 2004, Tenant shall pay to Landlord annual Base Rent of one million eighty-seven thousand four hundred forty dollars ($1,087,440.00/yr NNN) triple net, payable in monthly installments of ninety thousand six hundred twenty dollars triple net ($90,620.00), in advance on the first day of each month. Commencing on the July 1, 2004 through and including September 30, 2006, Tenant shall pay to Landlord annual Base Rent of one million one hundred fifty-six thousand four hundred forty dollars ($1,156,440.00/yr NNN) triple net, payable in monthly installments of ninety-six thousand three hundred seventy dollars triple net ($96,370.), in advance on the first day of each month. All Base Rent shall begin as of the Rent Commencement Date and shall be adjusted proportionately for any partial month at the beginning or end of the Term; provided,


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however, that in no event shall the Rent Commencement Date be prior to the date that Landlord has delivered to Tenant approximately 276,000 square feet of space within a building in the Park in accordance with Section 2 above. In the event that the Bankruptcy Court shall not have executed and entered an order (the "Approval Order") in the form set forth on page 7 of the Stipulation, approving the Rejection of the Prior Tenant Lease, and such Approval Order (i ) shall not be subject to any stay or pending appeal and (ii) shall have otherwise become final and non-appealable on or before October 1, 1999, then either party may terminate this Lease upon written notice to the other party and Tenant shall promptly but no more than thirty days after such notice vacate any space occupied by Tenant. All Rent, as herein defined, shall be payable without prior notice or demand except as expressly set forth herein, and without offset, deduction or counterclaim, in lawful money of the United States of America, to Landlord at the address set forth on the Lease Summary Sheet or at such other place as Landlord may from time to time designate by written notice.

      (b) This Lease is what is commonly called a "Triple Net Lease," it being agreed that Landlord shall receive the rent set forth in Article 3 free and clear of any and all impositions, taxes, real estate taxes, liens, charges of any nature whatsoever in connection with the ownership and operation of the Premises together with the Building and Land and the Marshfield Business Park. In addition to the rent reserved in Article 3, Tenant shall pay as Additional Rent Premises Operating Expenses and Tenant's Project Proportionate Share of Project Operating Expenses. The Premises Operating Expenses shall mean all costs and expenses incurred by Landlord with respect to the maintenance, operation and ownership of the Premises including but not limited to of all impositions, insurance premiums, operating charges, maintenance charges, real estate taxes, management fees, expenses, and any other costs or expenses which arise or may be contemplated under any provisions of this Lease during the Term hereof. The Project Operating Expenses shall mean all costs and expenses incurred with respect to the maintenance and operation of the common areas of the Marshfield Business Park including but not limited to common landscaping, grounds, lighting, and maintenance, operation and repair of the detention/retention ponds. The following shall not constitute Premises Operating Expenses or Project Operating Expenses, and nothing contained herein shall be deemed to require Tenant to pay any of the following: (i) legal fees, brokerage commissions, advertising costs and other related expenses incurred in connection with the leasing of any building in the Park; (ii) repairs, alterations, additions, improvements or replacements made to comply with any requirements of any governmental authority in effect as of the Commencement Date or to rectify or correct any defect in the design, materials or workmanship of the common areas of the Park which common areas shall not be inclusive of the Premises; (iii) structural repairs or replacements except to the extent necessitated by the negligence or willful misconduct of Tenant, Tenant's agents, employees, contractors, subcontractors, invitees, licensees or trespassers (iv) any improvements, alterations or expenditures of a capital nature except to the extent the costs of such improvements, alterations, or expenditures of a capital nature are amortized over their useful life of the improvement, alteration or expenditure ; (v) except to the extent of any deductible, damage and repairs attributable to condemnation, fire or other casualty to the extent of Landlord's recovery from the insurance company provided Landlord uses reasonable efforts to recover under such policy or the condemning authority; (vi) damage and repairs covered under any warranty or insurance policy carried by Landlord in connection with the Building or Park except to the extent of any deductible and to the extent of Landlord's recovery under such warranty or insurance policy provided Landlord uses reasonable efforts to recover under such warranty; (vii) to the extent damage and repairs


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necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (viii) executive salaries of Landlord and employee bonuses and salaries of service personnel to the extent that such services are not performed in connection with the management, operation, repair or maintenance of the Building or common areas; (ix) Landlord's general overhead expenses not related to the Building; (x) payments of principal or interest on any mortgage or other encumbrance including ground lease payments and points, commissions and legal fees associated with financing; (xi) depreciation; (xii) legal fees and accountants' fees and other expenses incurred in connection with disputes with Tenant or other tenants or occupants of the Building or Park or associated with the enforcement of any leases or defense of Landlord's title to or interest in the Building or Park or any part thereof; (xiii) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant space in the Building or Park; (xiv) costs incurred due to violation by Landlord or any other tenant in the Building or Park of the terms and conditions of any lease; (xv) the cost of any service provided to Tenant or other occupants of the Building or Park for which Landlord is entitled to be reimbursed; (xvi) charitable or political contributions; (xvii) except as otherwise provided herein, any cost or expense related to the testing for, removal, transportation or storage of Hazardous Substances from the Building or Park; (xviii) interest, penalties or other costs arising out of Landlord's failure to make timely payments of its obligations; (xix) costs incurred in connection with any portion of the Building or Park which is used for parking and for which parking fees are charged; (xx) property management fees in excess of three and 1/2 percent (3 1/2%) of the sum of the Base Rent, Premises Operating Expenses and Project Operating Expenses; (xxi) costs incurred in advertising and promotional activities for the Building; (xxii) costs of the construction of new infrastructure on any and all undeveloped land in the Park and the real estate taxes assessed to such undeveloped land (Notwithstanding anything to the contrary, such undeveloped land shall not include any common areas including but not limited to any common driveways, roadways, entranceways, and undevelopable land reserved for such uses including but not limited to storm water drainage and retention ponds); (xxiii) intentionally omitted; (xxiv) separately metered Utilities; and (xxv) costs of new replacement equipment or alterations placed in service after the date of this Lease and designed to remedy or ameliorate the inability or failure of any building or project system ("System") to accurately process date and/or time data relating to the years 1999, 2000 and beyond ("Systems" shall include, without limitation, elevator equipment, fire alarm, protection and security devices [including, but not limited to, automatic locking devices, card keys and parking access gates], fire sprinkler systems, heating, ventilating and air-conditioning equipment and utility equipment) exclusive of any cost associated with the failure of any utility provider's failure to be Y2K compliant. Nothing herein shall be construed to require Tenant to pay any income, franchise, gross receipts, corporation capital levy, excess profits, revenue, inheritance, gift or estate taxes on the Premises or Project.

      (c) All such charges, costs and expenses shall constitute additional charges and, upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for failure of Tenant to pay rent. During each month of the Term of this Lease, on the same day that rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12 of the estimated annual cost of Tenant's Project Proportionate Share plus Premises Operating Expenses . Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 3 (b) to pay such costs. The initial monthly escrow payments are based upon the estimated amounts for the year in question, and shall be increased or decreased as determined by Landlord in its sole discretion, to reflect the projected


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actual cost of all such items. If Tenant's total escrow payments are less than the actual amount of Tenant's Project Proportionate Share plus Premises Operating Expenses , Tenant shall pay the difference to Landlord within ten (10) days after demand. If the total escrow payments of Tenant are more than the actual amount of Tenant's Project Proportionate Share plus Premises Operating Expense by Tenant, Landlord shall retain such excess and credit it against Tenant's next annual escrow payments. The increase in common area maintenance charges shall be capped at the rate of four percent per annum compounded annually for those operating charges which are within the sole control of Landlord which shall include recurring landscaping maintenance and grounds maintenance and management fee cost. For illustrative purposes, if the common area maintenance charges subject to the cap for year one are $1000.00 and the common area maintenance charges subject to the cap for year two are $1000.00, then the common area maintenance charges subject to the cap cannot exceed $1,081.60 for the third year which reflects the compounding of the cap on an annual basis.

      (d) All Base Rent and Additional Rent and all other sums payable by Tenant under this Lease are referred to collectively herein as "Rent," and shall be collectible by Landlord as rent. If Tenant fails to pay any Rent as required in this Lease, Landlord shall have the same rights and remedies as for a failure to pay Base Rent, without prejudice to any other right or remedy available therefor. The estimated initial monthly payment of Additional Rent due and payable on October 1, 1999 shall be Twelve Thousand One Hundred Eighty Dollars and 80/00 ($12,180.00) which includes $4,130.80/month for real estate taxes, $1,150/month for insurance and $6,900.00/month for Common Area Charges. For informational purposes only, the Actual Project and Premises Operating Expenses for calendar year 1998 are specifically delineated on Exhibit G during which calendar year no expenses were incurred prior to June, 1998, is attached hereto and incorporated herein by this reference. The estimated amount of the initial monthly Base Rent and the initial monthly escrow payments are as follows:

     (1)  Base Rent as set forth in Paragraph 3. . . . .  $ 40,940.00
     (2)  Tax Escrow Payment . . . . . . . . . . . . . .  $  4,130.80
     (3)  Insurance Escrow Payment . . . . . . . . . .    $  1,150.00
     (4)  Utility Charge . . . . . . . . . . . . . . .    -----------
     (5)  Common Area Charge.  . . . . . . . . .          $  6.900.00
                                                          -----------
         ESTIMATED INITIAL MONTHLY PAYMENT
         Inclusive of Base Rent                           $ 53,120.80

      (e) The Rent under this Lease is intended to be net to Landlord, except that Landlord shall be responsible for the maintenance obligations in Section 5(a)(i) and those items set forth in subsection (b) above which shall not be passed through to Tenant. All other charges and expenses imposed upon the Premises or in connection with its use, occupancy, and control shall be paid by Tenant.

      (f) Any Rent not paid within ten (10) business days after its due date shall bear interest from the due date until paid at the rate of twelve percent (12%) per annum or the highest interest rate allowed by law, whichever is lesser (the "Default Rate"). Such interest shall constitute Rent hereunder. Payment of such interest shall not excuse or cure any default by Tenant.


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      (g)   No payment by Tenant or receipt by Landlord of an amount less than the Rent payable hereunder shall be deemed to be other than a payment on account of unpaid Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent and pursue any other remedy provided herein or by law.

      (h) Landlord shall provide Tenant with a reconciliation statement for the operating expenses of the Premises and Project once in every twelve month period which statement shall be delivered to Tenant by April 30th of each calendar year. Landlord's failure to timely deliver such reconciliation statement shall not effect Tenant's obligations to make such payments. Tenant shall continue to pay the then current estimated monthly expenses until such time as Tenant receives written notice from Landlord of a change in the estimated monthly expenses. Provided that Tenant is not in default of any of the terms and conditions of this Lease, Tenant shall have the right, not later than one hundred twenty (120) days following the receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records maintained by Landlord with respect to such operating expenses for the Premises and Project for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The operating expenses shall be appropriately adjusted as reasonably determined by Landlord on the basis of such audit. If such audit discloses the statement is in error in Tenant's favor in excess of seven percent (7%) of the amount charged to Tenant for Premises Operating Expenses and Project Operating Expenses, the reasonable out-of-pocket cost of such audit shall be borne by Landlord. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 3 (g) within one hundred twenty (120) days after receipt of such Landlord's statement, such statement shall be final and binding for all purposes hereof.

The right to audit may not be asserted by any sublessee of Tenant.

      (i) Tenant shall pay all taxes, assessments and charges of any kind which shall be levied, assessed or charged upon Tenant's leasehold interest in the Premises or upon personal property owned by the Tenant and at any time located within the Premises, including without limitation, all improvements made within the Premises by or on behalf of the Tenant at the Tenant's expense. Accordingly, Tenant shall report such leasehold improvements as personal property in the statement of assessable property that Tenant is required to file and shall cooperate with the Landlord in insuring that such leasehold improvements are not assessed as real property.

      4. Utilities. Tenant shall pay when due all charges for all utilities and services for every kind supplied to or imposed against the Premises, including without limitation water, air conditioning, sewage, heat, gas, sprinkler charges, light, garbage, electricity, telephone, steam, power, or other public or private utilities (collectively, "Utilities"). Tenant shall also pay for all Utilities used by it or its agents, employees or contractors prior to the Commencement Date. Landlord may cause any of the Utilities to be separately metered to Tenant provided that the cost to install any and all separate meters, if same are not installed as of the date of this Lease, shall be paid by Landlord. Tenant shall pay to Landlord, as Additional Rent, Tenant's Project Proportionate Share of all charges for jointly metered or billed Utilities. Tenant shall not be entitled to any abatement of Rent and this Lease shall not be affected nor shall Landlord be liable


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to Tenant in any way for any interruption or failure of any Utilities; unless such interruption or failure is caused by the willful misconduct or negligence of Landlord and continues for more than ten (10) business days in which event Rent shall abate from the date of such interruption or failure until such utility service is restored.

      5. Maintenance and Repairs. (a) (i) Landlord shall maintain the structural soundness of the Building, including but not limited to the roof, foundation, and exterior walls of the Building, and utility connections and lines existing outside of the Building walls or under the foundation, in good condition and repair, reasonable wear and tear excluded, except that Tenant shall be responsible for any repairs or replacements necessitated by the negligence or willful misconduct or other acts of Tenant, its agents, contractors, employees and invitees. The term "walls" as used in this Section 5(a)(i) shall exclude windows, glass or plate glass, floors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have reasonable opportunity to repair or cure such defect.

      (ii) Landlord shall also maintain the landscaping, parking areas and other common facilities, as applicable, on the Land in good condition, and Tenant shall reimburse Landlord for Tenant's Proportionate Share of such costs pursuant to Section 3(b) through the Premises Operating Expenses. Landlord shall also maintain those areas of the Project which have been reserved for common facilities including but not limited to detention ponds, drainage slopes and other common facilities of the Project in good condition and Tenant shall reimburse Landlord for Tenant's Proportionate Share of such costs thorough the Project Operating Expenses. As used in this Lease, "common facilities" and "common areas" shall mean all areas within the exterior boundaries of the Park which are now or hereafter made available for general use, convenience and benefit of Landlord and other persons entitled to occupy space in the Building or Park, which areas shall include but not be limited to parking areas, driveways, pedestrian areas, lobbies, sidewalks, landscaped and planted areas.

      (b) Tenant shall keep the Premises and all parts thereof in a clean and sanitary condition and free from all trash and debris. Tenant shall keep and maintain the Premises, including without limitation, all floors, floor coverings, windows, ceilings, skylights, air conditioning, and ventilating systems, walkways, loading areas, fences and signs in good condition and repair in all respects normal wear and tear and damage by casualty excepted. If it is not practical to repair any of the foregoing, Landlord shall replace them as necessary, and the cost of such replacements shall be amortized over the useful life of the item replaced at an interest rate of 11%, and Tenant shall pay Tenant's Premises Proportionate Share of the cost of such item during the Term of this Lease. All repairs and replacements made by Tenant shall be at least equal in quality and class to the original work and materials. Tenant shall enter into maintenance and service agreements acceptable to Landlord with contractors approved by Landlord for regular servicing of all heating, hot water, air conditioning and ventilating systems within the Premises. Tenant shall, immediately upon breakage, replace all broken glass in the Premises with glass at least equal to the specification and quality of the glass so replaced. Notwithstanding the foregoing, if Tenant fails to make any repair or maintain the Premises as required herein and such failure continues after twenty days notice from Landlord, Landlord shall have the option but not the obligation, upon notice to Tenant, to assume any or all of the foregoing maintenance and repair responsibilities (including the obligation to enter into maintenance contracts) and to require Tenant to reimburse Landlord, as Additional Rent, for the actual out-of-pocket cost of all such


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services (or contracts, as the case may be), together with an accounting and management services fee of six percent (6%) of the cost thereof.

      (c) Except for the obligations of Landlord expressly stated in Section 5 herein, Landlord shall have no obligations whatsoever to repair and maintain Land, Building, Premises or any part thereof or equipment therein, whether structural or nonstructural.

      (d) Tenant's maintenance and repair obligations shall exclude: (i) except to the extent of any deductibles, damage and repairs covered under any insurance policy carried by Landlord in connection with the Building to the extent that Landlord has recovered under such policy provided Landlord has used reasonable efforts to recover from such policy; (ii) damage to the extent caused by the negligence or willful misconduct of Landlord or Landlord's agents, employees, invitees or licensees; (iii) repairs covered under Premises Operating Expenses or Project Operating Expenses; and (iv) conditions covered under any warranties of Landlord's contractors to the extent Landlord has made a recovery under such warranties; (v) uninsured acts of God, and (vi) damage or repairs resulting from condemnation. Notwithstanding anything to the contrary, Tenant shall be liable for the costs of any damage to the Premises or the Park caused by Tenant, Tenant's employees, agents, contractors, subcontractors, invitees, or others acting on Tenant's behalf.

      6. Alterations. (a) Tenant shall not, without Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, make any alterations, additions or improvements to the Premises, whether interior or exterior, including without limitation the installation of lighting fixtures, space heaters, air conditioning, electrical equipment, power panels, plumbing, ducts, or window coverings (collectively, "Alterations"), provided that Tenant may install such trade fixtures as are reasonably appropriate if (i) such items do not alter the basic character of the Building; or overload or damage the same; (ii) such items may be removed without injury to the Premises; and (iii) the alterations, additions or improvements are made in compliance with all Requirements, as herein defined and with Landlord's specifications and requirements. If Landlord informs Tenant in writing at the time Landlord consents to any specific Alteration(s) that the same must be removed, Tenant shall remove such Alteration(s) at the termination of this Lease and shall repair any damage to the Premises caused by such removal and restore the portion of the Premises affected by such removal to its condition prior to the installation of the Alterations subject to reasonable wear and tear and surrender the Premises in accordance with this Lease. Unless Landlord requires their removal, all Alterations shall become the property of Landlord and remain upon the Premises at the expiration or sooner termination of this Lease. Landlord's consent to any such Alteration shall not be construed to mean that same is in compliance with all Requirements, as herein defined. If Tenant makes any Alterations without the prior written approval of Landlord, Landlord may require that Tenant remove any or all of the same at any time. Tenant shall deliver to Landlord within thirty (30) days after making final payment to contractors:

      1. Full and unconditional lien waivers from all Tenant contractors, subcontractors and suppliers and

      2. Two blue line sets of clear, definable and comprehensive as-built drawings.

      (b) Tenant shall make any Alterations in a good and workmanlike manner, in accordance with all applicable laws and with as-built conditions provided to Tenant by Landlord. Tenant shall obtain all licenses and permits required for any Alterations or repairs by Tenant. Tenant shall remove any Alterations required to be removed hereunder and restore the Premises in a good and workmanlike manner and in accordance with all applicable Requirements, as herein defined, including but not limited to applicable state, federal and local law and such other requirements as Landlord and any governmental or quasi-governmental agency may impose.

      (c) Tenant shall promptly pay and discharge all claims for services, supplies, labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises.

      (d) Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to make non-structural alterations, improvements and/or additions to the Premises, provided that such alterations, improvements and/or additions do not effect the Building systems or structures and do not penetrate the roof, floor or walls and do not exceed a cost of $25,000.00 in aggregate over a one year period. In addition any such alterations, improvements and/or additions must be performed in a good and workmanlike manner and in compliance with all applicable Requirements. Landlord may require that any such non-structural alterations, improvements, and/or additions be removed at the expiration or earlier termination of the Lease and that Tenant at Tenant's cost and expense restore the Premises to the condition prior to such installation reasonable wear and tear excepted.

      7. Signs. Tenant shall not install any signs, decorations, advertising media, blinds, draperies or other window treatment or bars or other security installments visible from outside the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall comply in all respects with all Requirements, as herein defined, and the Sign Criteria attached hereto and made a part hereof and marked Exhibit D. Tenant shall comply with all applicable Requirements, as herein defined, including but not limited to all applicable state, federal and local laws and other requirements of any governmental or quasi-governmental agency. On or before August 15, 1999, provided the current tenant has vacated the Premises no later than July 15, 1999, Landlord shall have removed the current tenant's signage from the Building, and on or before October 1, 1999, Landlord shall have repainted and otherwise restored exterior portions of the Building where such signage was located.

      8. Surrender. (a) Tenant shall surrender the Premises and all parts thereof at the expiration or sooner termination of the Lease in the condition required to be maintained by this Lease and in a "broom-clean" condition, reasonable wear and tear and damage by casualty excepted. Tenant shall repair any damage to the Premises occasioned by removal of Tenant's trade fixtures, furnishings, equipment and machinery, temporary improvements and any Alteration which Landlord shall require Tenant to remove in accordance with Section 6 above.

      (b) All obligations of Tenant hereunder not fully performed as of the expiration or termination of this Lease shall survive such expiration or termination, including without limitation all payment obligations with respect to taxes and insurance premiums and other operating expenses and all obligations concerning the condition and repair of the Premises.

      9. Insurance and Tenant's Indemnity. (a) Landlord shall maintain the following insurance coverage protecting Landlord, its agents, partners, officers, directors and employees, and any mortgagee:

      (i) Insurance against damage by fire, extended coverage perils, vandalism, malicious mischief perils and boiler and machinery accident, if applicable, including, without limitation, cost of debris removal and demolition, in an amount not less than the full replacement cost of the Building.

      (ii) Landlord's comprehensive general liability insurance with limits as Landlord may reasonably require from time to time.

      (iii) Such other insurance coverage in such amounts as Landlord may reasonably require as at the time are commonly insured against with respect to buildings similar in character, general location and use and occupancy to the Premises, in relative amounts normally carried with respect thereto.

      All losses paid under the insurance carried pursuant to this Section 9(a), shall, subject to the rights of any mortgagee, be adjusted by Landlord and the proceeds thereof shall be payable to Landlord.

      (b)   Tenant shall maintain the following insurance coverage:

      (i) comprehensive general liability insurance, insuring against loss, damage or liability for personal injury bodily injury, or death of any person or loss or damage to property occurring in, upon or about the premises in the amount of with a combined single limit coverage of $3,000,000.00;

      (ii) insurance against fire, with extended coverage, vandalism, malicious mischief, perils, and boiler and machinery accident and all risks, upon all property owned by Tenant and located at or within the Premises or for which Tenant is legally liable, or installed by or on behalf of Tenant, including, without limitation, furniture, fittings, installations, Tenant improvements and betterments, fixtures and any other personal property, in an amount not less than the full replacement cost thereof;

      (iii) loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils;

      (iv) worker's compensation insurance covering all Tenant's employees as required by any federal, state or local law; and

      (v) insurance against such other hazards and in such amounts as Landlord may reasonably require as at the time are commonly insured against with respect to buildings similar in character, general location and use and occupancy to the Premises, in relative amounts normally carried with respect thereto.

      (vi) If, by reason of changed economic conditions, any insurance amounts referred to in this Section 9 become inadequate in Landlord's sole and reasonable determination, Landlord shall increase the amounts required by notice to Tenant and Tenant shall promptly increase or cause to be increased those coverages to the amounts specified by Landlord.

      (c) Tenant shall require any contractor performing work on the Premises for Tenant to maintain workers' compensation insurance as required by all applicable laws covering all contractors' employees working on the Premises, and comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, with combined single limit coverage for each occurrence of not less than $1,000,000.

      (d) All such insurance shall name Landlord, United Parcel Service of America, Inc. and its subsidiaries, and Landlord's property manager and mortgagee, if any, as primary additional insured for (or, with respect to worker's compensation, contain a waiver of subrogation endorsement in favor of Landlord, United Parcel Service of America, Inc. and its subsidiaries, Landlord's property manager and mortgagee, if any), and shall provide that the policy shall not be canceled nor shall coverage be reduced thereunder until after thirty (30) days written notice to Landlord. Such insurance company shall be licensed to do business in the state of Maryland and shall be reasonably satisfactory to Landlord or of at least a Standard and Poor's Rating of A-VII. Tenant shall deposit each policy or a certificate (such certificate in substantially the same form as Exhibit F, which is attached hereto and made a part hereof) thereof with Landlord fifteen (15) days prior to the commencement of the Term, or, with respect to the insurance required under Section 9(c) promptly upon commencement of Tenant's obligation to procure the same, with proof of payment of the premium therefor. At least fifteen (15) days prior to the expiration date of any policy, Tenant shall deliver to Landlord a renewal or replacement policy or certificate evidencing the existence thereof, with proof of payment of the premium therefor. Additionally, United Parcel Service of America, Inc. and its subsidiaries shall be named as primary additional insureds under any such policies that Tenant is required to maintain pursuant to this Lease.

      (e) All insurance required under this Section 9a (i) and 9 (b)shall provide that the insurer waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by such policies. Landlord and Tenant, notwithstanding any provisions of this Lease to the contrary, waive any rights of recovery against each other for loss or injury against which the waiving party is protected by insurance containing provisions whereby the insurer has waived any rights of subrogation.

      (f) Tenant shall indemnify, defend and save Landlord and Landlord's agents, employees, partners, officers and directors and United Parcel Service of America, Inc. and its subsidiaries, and Landlord's property manager and mortgagee, if any (collectively, the "Indemnitees") harmless against and from all liabilities, claims, suits, fines, penalties, damages, loses, fees, costs and expenses (including reasonable attorneys' fees) which may be imposed upon, incurred by or asserted against any of the Indemnitees by reason of:

      (i) Any work or thing done in, on or about the Land or Building or any part thereof by or on behalf of Tenant or Tenant's officers, employees, agents, subtenants, contractors, licensees, permittees or invitees;

      (ii) Any use, occupation, condition or operation of the Premises, except to the extent caused by the willful misconduct or negligence of an Indemnitee;

      (iii) Any act or omission on the part of Tenant or Tenant's officers, employees, agents, subtenants, contractors, licenses, permittees or invitees;

      (iv) Any incident, injury (including death) or damage to any person or property occurring in, on or about the Premises or any part thereof except to the extent caused by the willful misconduct or negligence of an Indemnitee; or

      (v)   Any breach of Tenant's obligations under this Lease.

      The provision of this Section 9(f) shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

      10. Casualty. (a) If the Building or any part thereof is damaged or destroyed by fire or other casualty Tenant shall immediately notify Landlord. If in Landlord's reasonable estimation, which shall be conclusive, the Building cannot be fully repaired or restored within one hundred eighty (180) days after the casualty, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the date of the damage or destruction.

      (b) Unless this Lease is terminated pursuant to Section 10(a) or 10(d), Landlord shall restore the Building to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements constructed or installed in or about the Premises for the benefit of or by Tenant. If such restoration has not been substantially completed within 180 days after the casualty (subject to Section 16(b)), Tenant may, as Tenant's sole remedy, terminate this Lease by prompt written notice to Landlord.

      (c) If Tenant determines in its reasonable estimation that continuation of business in the Premises is not practical pending reconstruction provided that Tenant has vacated the Premises and is not using the same for the operation of business, Rent due and payable hereunder shall abate, unless caused by Tenant's negligence or willful misconduct and provided that Landlord recovers such Rent through insurance coverage passed through to Tenant, for the period commencing with such damage or destruction until reconstruction is substantially completed or until business is totally or partially resumed, whichever is earlier.

      (d) If insurance proceeds (not including deductibles) are not sufficient to cover ninety percent (90%) of the cost to repair and restore the Premises or the Building to substantially its condition immediately before such damage and destruction, Landlord may provide written notice to Tenant, within thirty (30) days after notice to Landlord that said damage or destruction is not so covered. Within thirty (30) days of receipt of said notice from Landlord, Tenant may provide written notice to Landlord that Tenant shall pay the difference between the amount of the insurance proceeds and ninety percent (90%) of the costs to repair and restore the Building. If Tenant delivers such notice to Landlord, Landlord shall rebuild and repair the Building in accordance with this Section. If Tenant fails to deliver such notice to Landlord, this Lease shall terminate. If any present or future mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage, Landlord may terminate this Lease by written notice to

Tenant within fifteen (15) days after Landlord receives notice of such requirement from the mortgagee.

      11. Condemnation. (a) If all or any substantial part of the Land and Building is taken or condemned by any competent authority for any public or quasi-public use or purpose (including a deed given in lieu of condemnation), this Lease shall terminate as of the first to occur of (i) the date title vests in such authority, or (ii) the date of the taking of possession by the condemning authority.

      (b) If part of the Land and/or Building is taken or condemned as aforesaid and this Lease is not terminated, then the Base Rent shall be reduced in the same proportion that the area taken bears to the total area of the Premises prior to the taking. Upon receipt of the award in condemnation or proceeds of sale, Landlord shall make necessary repairs and restorations (exclusive of any partitions, fixtures, additions and other improvements constructed or installed in or about the Premises for the benefit of or by Tenant) to restore the Premises remaining to as near its former condition as circumstances permit, and to the Building to the extent necessary to constitute a complete architectural unit.

      (c) Landlord will be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant and Tenant hereby assigns to Landlord, Tenant's interest, if any, in such price or award; provided, however, Tenant shall have the right to separately pursue against the condemning authority an award in respect of the loss, if any, for its relocation expense and for its personal property.

      12. Use and Compliance With Law. (a) Tenant shall use the Premises for any or all of the Permitted Uses set forth on the Lease Summary Sheet, subject to all Requirements, as herein defined, and for no other use or purpose. Tenant shall not permit outside storage, other than the orderly outside staging of trucks and other vehicles used by Tenant in its day to day operations provided same does not violate any law, ordinance, rule, covenant or restriction, without Landlord's prior written approval. Tenant shall not commit waste, or overload the walls, ceilings, roof, floors or structure, or subject the Premises to any use which would tend to damage any portion thereof, or permit any nuisance therein. Tenant will not permit the Premises to be used for any purpose or in any manner that would void the insurance thereon, increase the insurance risk, or cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly flammable. Tenant shall not allow any sale by auction upon the Premises, or place any harmful liquids in the drainage system of the Building or Land except as used in de minimus amounts in the ordinary course of Tenant's business and then, in compliance with all Requirements and provided same do not damage the drainage system. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

      (b) Tenant shall comply with all laws, statutes, codes, orders, findings, ordinances, rules and regulations or other requirements of any governmental authority or quasi-governmental authority and requirements of any insurer, now or hereafter in force, pertaining to Tenant's use of the Premises, and with all restrictive covenants and other requirements affecting the Premises and recorded in the public records (collectively, the "Requirements"). Tenant shall secure and comply with all necessary permits and certificates of occupancy for the use and occupancy of the Premises.

      (c) Landlord represents and warrants to Tenant that the Building was constructed in compliance with all Requirements, as herein defined, and Landlord has not received any written notice form any governmental authority that the Premises and/or the Building are in violation of any local, state and federal laws, statutes, rules, orders, regulations and ordinances, and Requirements, including, but not limited to, the Americans with Disabilities Act ("ADA"), as amended. Tenant shall be solely responsible for ADA compliance or compliance with all Requirements in the Premises to the extent triggered by alterations made by Tenant in the Premises or Tenant's particular use. Any other alterations, modifications or improvements in the Premises to comply with Requirements enacted after the Commencement Date, shall be made by Landlord and passed through to Tenant in the Premises Operating Expenses. Such costs of such alterations, modifications or improvements shall be amortized over the useful life of the alteration, modification or improvement.

      13. Environmental Compliance. (a) The following terms shall have the following meanings herein:

      "Environmental Laws" shall mean all laws, statutes, ordinances orders, executive orders, administrative rulings, court decisions, rules and regulations of the United States, the state and municipality in which the Premises are located, and any other Governmental Authority relating to the environmental condition of the Property or any part thereof, including without limitation the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., and any common law theory as nuisance or strict liability, as any of the foregoing may be amended from time to time.

      "Governmental Authority" shall mean any agency, board, bureau, commission, department or body of any municipal, county, state or federal government unit, or any subdivision thereof.

      "Hazardous Substance" shall mean any matter now or in the future regulated by any Environmental Law giving rise to liability or other obligation under any Environmental Law, and shall also include without limitation petroleum, petroleum products and oil or used oil, asbestos, PCBs and similar compounds, lead paint, lead, cyanide, solvents, DDT, ammonia compounds and other chemical products.

      "Release" shall have the meaning set forth in 42 U.S.C. Section 9601, as such may be amended or replaced from time to time.

      "Solid Waste" shall have the meaning set forth in 40 C.F.R. Section 261.2, as such may be amended or replaced from time to time.

      (b) Tenant shall not cause or permit any Hazardous Substance or other dangerous toxic substances or any Solid Waste to be generated, manufactured, refined, transported, treated, stored, disposed of, handled, processed, produced or Released on the Premises and/or Land except in compliance with all applicable Environmental Laws. Tenant shall advise Landlord in writing of any Hazardous Substance introduced by Tenant or any party acting on its behalf before any Hazardous Substance is brought on the Premises.

      (c) Tenant shall promptly provide Landlord with copies of all communications, permits or agreements with any Governmental Authority or any private entity relating in anyway to the generation, manufacture, refining, transportation, treatment, storage, disposal, handling, processing, production or Release of any Hazardous Substance or Solid Waste at the Premises and/or Land.

      (d) Landlord and Landlord's agents and employees shall have the right, but not the obligation, to enter the Premises and conduct appropriate tests for the purpose of ascertaining the Tenant complies with all Environmental Laws.

      Upon written request by Landlord, Tenant shall provide Landlord with copies of the results of appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable Environmental Laws.

      (e) If the presence on or in the Premises and/or Land or any part thereof, or the generation, manufacture, refining, transportation, treatment, storage, disposal, handling, processing, production or Release at the Premises and/or Land of any Hazardous Substance or other dangerous toxic substances or Solid Waste: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under any Environmental Law, (ii) causes a significant public health effect, or (iii) pollutes or threatens to pollute the environment, Tenant shall promptly take any and all remedial and removal action necessary to clean up the Premises and/or Land and mitigate exposure to liability arising from the Hazardous Substance or other dangerous toxic substances or Solid Waste, whether or not required by law, but only to the extent caused by Tenant, Tenant's employees, agents, contractors, subcontractors, licensees, invitees, permittees, or others acting on Tenant's behalf.

      (f) Without limiting Tenant's obligations elsewhere in this Lease, Tenant shall indemnify, defend and hold Landlord harmless from all damages, costs, fines, penalties, liability, losses, expenses (including, but not limited to, actual attorneys' fees and engineering fees, environmental consultant fees) arising from or attributable to any breach by Tenant, or the act or omission of Tenant's agents, employees, contractors, subtenants, assignees, or invitees, in violation of any of Tenant's obligations, warranties or representations in this
Section 13. In addition, Tenant shall indemnify, defend and hold Landlord harmless from all damages (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), costs, fines, penalties, liability, losses, expenses (including, but not limited to, actual attorneys' fees and engineering fees, environmental consultant fees) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release or presence of Hazardous Substances for which Tenant is obligated to remediate as provided herein. The provisions of this Section 13 shall survive expiration or sooner termination of this Lease.

      (g) Landlord represents and warrants that Landlord has not received any written notice of any violations of any Environmental Laws with respect to the Building or Park. Within five (5) days after mutual execution of this Lease, Landlord shall deliver to Tenant copies of all reports from environmental investigations covering all or any portion of the Building or Park in the possession of Landlord. Tenant acknowledges that such report was prepared by a third party consultant. Landlord shall deliver such report for the convenience of Tenant and Landlord does not make any representation or warranty as to the accuracy, truthfulness, or completeness of the report. As a material consideration of this provision, Tenant shall not disclose any part of such environmental report(s) to anyone other than Tenant's attorneys having a need to know such information. Tenant indemnifies, defends and holds Landlord harmless from any loss (including consequential damages), injury, costs, or liability incurred by Landlord which results from Tenant's failure to maintain confidentiality. The provisions of this Section 13 (g) shall survive the expiration or earlier termination of this Lease.

      14. Defaults. The following shall be events of default by Tenant (an "event of default" or "default") hereunder:

      (a) Tenant shall fail to pay Rent when due and payable under this Lease and such failure continues for five (5) days from the date Tenant receives from Landlord written notice that such payment was due;

      (b) Any representation or warranty made by Tenant in this Lease shall be false or misleading in any material respect;

      (c) Tenant shall abandon the Premises or any substantial part thereof and fail to maintain the Premises in the condition required herein;

      (d)   Tenant or any guarantor of this Lease shall (i) become insolvent;
(ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) file a voluntary petition or be the subject of an involuntary petition for arrangement or reorganization that is not dismissed within sixty (60) days or seeking the appointment of a receiver or other relief under bankruptcy laws; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this paragraph;

      (e) There shall be an attachment, execution or other seizure of all or substantially all of Tenant's or any guarantor's assets or this leasehold;

      (f) Tenant shall fail to discharge any mechanic's lien or other lien or encumbrances placed upon the Premises within thirty (30) days after any such lien or encumbrance is filed against the Premises;

      (g) Tenant shall fail to maintain or cause to be maintained any insurance coverage required to be maintained by Tenant or Tenant's contractors under this Lease;

      (h)   Tenant shall fail to comply with Section 13 of the Lease;

      (i) Tenant fails to comply with any covenant, agreement or obligation hereunder (other than those listed above in this Section), and such failure continues for thirty (30) days after written notice thereof to Tenant; provided, however, that if such failure is of a nature that cannot reasonably be cured within thirty (30) days, Tenant shall not be in default if within said thirty
(30) day period Tenant shall have commenced to cure such failure and shall diligently prosecute such cure to completion.

      15. Remedies. (a) Upon occurrence of an event of default, Landlord shall have the following rights and remedies, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any right or remedy allowed at law or in equity or elsewhere in this Lease:

      (i)   Landlord may terminate this Lease by written notice to Tenant.

      (ii) Landlord may terminate Tenant's right to possession of the Premises without terminating this Lease by written notice to Tenant.

      (iii) Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for specific performance or any provisions herein, and for any other appropriate legal or equitable remedy, including without limitation injunctive relief and recovery of all Rent due or to become due from Tenant under this Lease;

      (iv) Landlord may declare due and payable by acceleration the aggregate amount of the Rent (in which event Landlord may estimate the Additional Rent for the remainder of the Term based upon the then current rate of Additional Rent, and Tenant shall continue to be responsible for the amount by which the actual Additional Rent exceeds the accelerated estimate) for the period from the date of the event of default to the end of the Term, and Tenant shall pay the amount thereof to Landlord immediately upon demand and Landlord may commence an action for the recovery thereof without prior notice or grace.

      (b) If Landlord terminates this Lease or Tenant's right of possession, Tenant shall immediately surrender the Premises to Landlord, and Landlord may reenter and take possession of the Premises, with or without process of law, and remove all occupants and property therefrom, without being liable for prosecution of any claim therefor and without waiving any other right of Landlord hereunder or at law or in equity.

      (c) If Landlord terminates Tenant's right of possession without terminating this Leas, Tenant shall remain obligated to pay all Rent for the full Term, which shall, at Landlord's option, be immediately due and payable. Tenant shall continue to be liable for all Rent not so accelerated and all other sums thereafter coming due under the Lease. Landlord may, but shall not be obligated to, relet the Premises to such party and for such rent and on such terms as Landlord elects in its sole discretion. The proceeds of such reletting shall be applied first to any amounts payable by Tenant hereunder, but in no event shall such reletting proceeds be paid to Tenant, nor shall such reletting relieve Tenant of any obligations hereunder.

      (d) If Landlord terminates this Lease as provided above, Landlord shall be entitled to recover from Tenant all Rent for the period up to such termination date, and all other sums payable hereunder. In addition, Landlord shall be entitled to recover as damages for loss of bargain and not as a penalty (i) the aggregate sum which at the time of such termination represents the excess if any, of the aggregate Rent payable for the remainder of the Term (in which event Landlord may estimate Additional Rent for the remainder of the Term) over the then fair rental value of the Premises for the balance of the Term, (ii) the unamortized cost of improvements, additions, and alterations to the Premises, if any, and the unamortized cost of broker's commissions paid for by Landlord; and (iii) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of rent.

      (e) Upon an event of default, in addition to any other sum required to be paid herein, Tenant shall pay to Landlord (i) all brokers fees incurred by Landlord in connection with reletting the whole or any part of the Premises;
(ii) the costs of removing and storing Tenant's or other occupants' property;
(iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iv) all reasonable expenses incurred in marketing and reletting the Premises; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies, including without limitation reasonable attorneys' fees and court costs.

      (f) If Tenant fails to make any payment within five (5) days after receipt from Landlord of written notice that such payment is due, to help defray the additional cost to Landlord for processing late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such late payment and the failure to pay such amount within ten (10) days after demand therefor shall be an additional event of default. Notwithstanding anything to the contrary herein, no such notice shall be required for any second late payment in any twelve (12) month period. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

      (g) All property removed from the Premises by Landlord pursuant to any provisions of this Lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale, without payment or credit by Landlord to Tenant.

      (h) If Tenant fails to perform any of Tenant's obligations under any provision of this Lease, Landlord may, but shall have no obligation to, perform such obligation and enter upon the Premises for such purposes after twenty (20) days prior written notice to Tenant, or in the case of an emergency, immediately without prior notice, notwithstanding any longer notice or grace period set forth elsewhere in this Lease. The cost of performance by Landlord together with interest on the sum of those amounts at the Default Rate plus any additional amount of ten percent (10%) of such cost thereof shall become due and payable as Additional Rent to Landlord. Without limiting the foregoing, if any mechanic's lien is filed against the Premises as a result of alterations, additions or improvements made by Tenant and not discharged by payment or bonding within thirty (30) days after the lien is filed, Landlord, at its option, may pay and discharge such lien, without inquiring into the validity thereof and Tenant shall immediately on demand reimburse Landlord as Additional Rent for the total expense incurred by the Landlord in discharging such lien plus an additional amount of ten percent (10%) thereof together with interest at the Default Rate.

      16. Landlord's Default; Limitation on Landlord's Liability. (a) Tenant shall have no remedy or cause of action against Landlord for Landlord's failure to perform any of its obligations hereunder unless Landlord fails to cure such default within thirty (30) days after written notice from Tenant specifying such default (or, with respect to any default that cannot be cured within thirty (30) days, if Landlord does not commence to cure within such period and thereafter diligently pursue such cure), and in such event Tenant's exclusive remedy shall be an action for damages. Notwithstanding anything to the contrary provided in this Lease, it is specifically agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, any partners of Landlord, its employees, agents, officers, directors, successors, assigns or any mortgagee in possession, with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to Landlord's interest in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of this Lease.

      (b) Except for Tenant's obligation to pay Rent, neither Landlord nor Tenant shall be in default under this Lease on account of any failure or delay in performing any obligation to be performed by it if such failure or delay is due in whole or in part to any strike, riot, lockout, labor dispute, civil disorder, war, shortage of or delay in obtaining labor or materials, power or fuel shortage or disruption, restrictive governmental law or regulation, accident, casualty, act of God, act caused directly or indirectly by the other party or any of its agents, employees or invitees, or any other cause beyond the reasonable control of the party invoking the protection of this subsection.

      (c) The term "Landlord" as used in this Lease means only the holder, at the time in question, of record title to the Land and Building. In the event of a sale or other transfer of the Land and Building, the selling Landlord shall be entirely relieved of all agreements and obligations of Landlord hereunder accruing after the date of such sale or transfer, and, without the necessity of further agreement, the purchaser or transferee shall be deemed to have assumed and agreed to perform all agreements and obligations of Landlord hereunder accruing from and after the date of such sale or transfer, including without limitation any obligation with respect to return of the Security Deposit provided such Security Deposit was actually transferred to said purchaser or transferee.

      17. Rights Reserved by Landlord. Landlord shall have the following rights, exercisable without notice, which notice may be oral or written, (except as expressly provided to the contrary in this Lease) without any liability to Tenant for damage or injury to person, property or business, without the same being deemed an eviction or disturbance in any manner of Tenant's use or possession of the premises and without relieving Tenant from its obligation to pay all Rent when due or from any other obligation hereunder: (a) upon at least ten (10) days notice to Tenant, to change the Building's name or street address;
(b) upon reasonable prior notice to Tenant, to install, affix and maintain any and all signs on the exterior of the Building; (c) to display "for rent" signs on the Premises and exhibit the Premises to prospective tenants at reasonable hours during the last ninety (90) days of the Term and if the Premises are vacant during the Term, to decorate, remodel, repair of otherwise prepare the Premises for re-occupancy; (d) to enter upon the Premises for the purpose of inspecting the Premises at reasonable times upon at least twenty-four
(24) hours prior notice to Tenant; (e) upon five (5) days notice to Tenant, to make such structural repairs or alterations to the Premises as Landlord may deem necessary or desirable and to take all material into and upon the Premises that may be required therefor; provided, however, that Landlord shall not unreasonably interfere with Tenant's use of the Premises during the course of Landlord's work; (f) if Tenant is not present, to enter the Premises by a master key or passkey and in an emergency forcibly to enter same, provided that during such entry Landlord shall take reasonable care of Tenant's property; (g) upon reasonable prior notice to Tenant, to take any and all reasonable measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the operating or preservation thereof of Landlord's interest therein; provided, however, that Landlord shall not unreasonably interfere with Tenant's use of the Premises during the course of Landlord's work; (h) to retain at all times master keys or passkeys to the Premises; and (i) if Landlord determines in its discretion that a fire emergency exit (crash door) is required in the interest of public safety, to install at Landlord's expense such fire emergency exit (crash door) in any demising wall of the Premises reasonably required for such purpose. Nothing herein contained however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or the Land or any part thereof other than as provided elsewhere in this Lease.

      18. Assignment. (a) Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (any of the foregoing being referred to as a "Transfer"), without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld, conditioned or delayed. Transfer shall include any assignment or subletting by operation of law. Any purported Transfer without Landlord's prior written consent shall be void. Landlord's consent to any Transfer shall not constitute a waiver of the necessity for consent to any subsequent Transfer.

      (b) Any party to whom this Lease is assigned shall be deemed to have assumed all of the obligations of Tenant under this Lease on and after the date of such assignment, and shall upon demand execute and deliver to Landlord an instrument confirming such assumption. No Transfer, whether or not consented to by Landlord, shall relieve Tenant of its liability hereunder. If an event of default occurs while the Premises or any part thereof are assigned or sublet, in addition to any other remedies available, Landlord may collect directly from such assignee or subtenant all rents payable to Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder or consent to any purported Transfer.

      (c) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to assign the Premises to an affiliate of Tenant without Landlord's consent. For purposes of this Lease, "Affiliate" shall mean
(1) any subsidiary of Tenant in which Tenant owns a majority interest, (2) any subsidiary of Tenant of which Tenant owns a majority interest, or (4) any corporation into which Tenant merges or consolidates or which purchases substantially all of the assets or stock of Tenant. Furthermore, changes in any interest in the capital stock or other economic interest of Tenant shall not be deemed an assignment under this Lease.

      (d) Tenant waives notice of any default of any assignee or subtenant and agrees that the Landlord may, at its option, proceed against Tenant without having taken action against or joined such transferee notwithstanding any indulgence, waivers or extensions of time granted by transferee.

      19. Notices. All notices, demands, consents and requests required or permitted hereunder shall be in writing and shall be deemed given upon receipt if deposited with the United States Postal Service and sent by certified mail, return receipt requested, or one (1) day after deposit with United Parcel Service or any other nationally recognized overnight courier and sent by overnight courier service, fee prepaid, or on the date hand delivered and properly addressed, at the address for Landlord and Tenant set forth on the Lease Summary Sheet or at such other addresses as the respective parties may designate by written notice in writing from time to time. If any notice mailed or sent by UPS Next Day Air delivery service or any other nationally recognized overnight courier is properly addressed with appropriate postage or with the charges prepaid but is returned because the intended recipient refuses delivery or can no longer be found at the current notice address, such notice shall be deemed effective notice and to be given on the date such delivery is refused or cannot be accomplished.

      20. Holding Over. If Tenant holds over after the expiration or earlier termination of the Term without Landlord's express written consent, Tenant shall become a tenant at sufferance only, at a rental rate equal to the sum of all Additional Rent plus one hundred fifty percent (150%) of the amount of Base Rent then in effect, prorated on a daily basis, and otherwise subject to all the terms of this Lease so far as applicable. Landlord's acceptance of such Rent shall not result in a renewal. The provisions of this Section 20 are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by law or at equity. If Tenant fails to surrender the Premises upon the expiration or sooner termination of this Lease, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation any claim made by any succeeding tenant resulting from such failure to surrender.

      21. Quiet Enjoyment. Upon payment of the Rent and performance of all of its obligations under this Lease, Tenant shall have the peaceful and quiet enjoyment of the Premises without disturbance by Landlord or those claiming by, through or under Landlord, subject to the terms and conditions of this Lease and any present or future mortgages and any other matters of record.

      22. Subordination and Estoppel Certificates. (a) This Lease is and shall be subject and subordinate to the lien of all present and future mortgages affecting the Land and Building. Tenant shall execute any instrument reasonably requested by Landlord to evidence such subordination. Landlord may assign this Lease to any mortgagee in connection with any such lien and Tenant shall execute any instrument which may be deemed necessary or desirable by Landlord or the holder of said lien in connection with said assignment.

      (b) If any proceedings are brought for the foreclosure of any mortgage on the Land and Building or any part thereof or upon transfer in lieu of foreclosure, Tenant shall attorn to the mortgagee or purchaser upon such foreclosure or transfer and shall recognize such mortgagee or purchaser as Landlord under this Lease.

      (c) Within ten (10) business days after receipt of written request from Landlord, Tenant shall deliver a certificate to Landlord or any proposed mortgagee or purchaser certifying that this Lease is in full force and effect, that there are no amendments hereto (or identifying such amendments), the date of Tenant's most recent payment of Rent, that there are no defenses, offsets, counterclaims or deductions against Rent hereunder (or identifying such defenses, offsets, counterclaims or deductions), the Commencement Date and expiration date, and the amount of any Security Deposit delivered to Landlord. Tenant's failure to deliver to the Landlord said statement in the allotted time shall be conclusive upon the Tenant that: (a) this Lease is in full force and effect, without modification except as may be represented by the Landlord, (b) there are no uncured defaults in the Landlord's performance and the Tenant has no right of offset, counterclaim or deduction against Rent hereunder, and (c) no more than one month's Base Rent and one month's installment of Additional Rent has been paid in advance. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Land and Building.

      (d) If any holder of a mortgage, deed of trust, security deed or other instrument which may hereafter encumber the Premises ("Mortgage") or any nominee of such Mortgage, or any purchaser from a Mortgagee at foreclosure ("Mortgagee"), shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease, and Tenant shall promptly execute and deliver any instrument reasonably required to evidence such attornment, provided that such successor shall not be (I) bound by any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (II) liable for any defaults of Landlord under this Lease, prior to the date such Mortgagee takes title (but such Mortgagee shall be obligated to cure any defaults which are of a continuing, on-going nature) or (III) subject to any offsets, defenses, rights against any Landlord prior to the date such Mortgagee takes title. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants, and conditions of the Lease. Tenant agrees to execute any such document within ten business days after written request by Landlord. Tenant's failure to execute such document shall constitute a material default by Tenant hereunder without further notice to Tenant or, at Landlord's option, deemed automatic acceptance of such subordination without further act by Landlord or Tenant.

      (e) The effective subordination of this Lease to any Mortgage or Mortgagee and Tenant's delivery of an instrument of subordination and/or attornment to any Mortgagee or the holder of any Mortgage shall be subject to the fulfillment of the conditions precedent that the Mortgagee or holder of the Mortgage shall first have agreed in writing that so long as Tenant is not in default, this Lease shall not be terminated by foreclosure or sale pursuant to the terms for such mortgage or lien.

      23. Security Deposit. Tenant has deposited with Landlord a security deposit (the "Security Deposit") in the amount of Eighty-Five Thousand One Hundred Dollars ($85,100.00) as security for performance of Tenant's obligations hereunder. If Tenant fails to pay Rent or other charges due hereunder, or fails to perform any other obligation under this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default or for the payment of any other sum for which Landlord may become obligated by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer thereby or to repair or restore the Premises. Within ten (10) days after written demand Tenant shall deposit cash with Landlord in an amount sufficient to restore said Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit in a separate account. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not been applied by Landlord, shall be returned without payment of interest to Tenant (or at Landlord's option, to the last assignee of any Tenant's interest hereunder) within ten (10) days of the surrender of the Premises to Landlord in the condition required pursuant to the terms of this Lease.

      24.   Expansion Option.

      (a)   Provided that (1) Tenant shall not be in default under the Lease;
(2) the Lease shall not have been assigned or sublet or transferred by Tenant to any other party except to an Affiliate; (3) Landlord has received written notice from Tenant no later than October 1, 2000 in which Tenant exercises the expansion option set forth herein; and (4) such expansion option and such notice ("Tenant's Election Notice") specifies the amount of space that Tenant elects to lease which expansion space must be at least an additional 53,544 square feet, then Tenant shall have the one time exclusive right to lease up to approximately 178,480 square feet of additional warehouse space contiguous to the Premises (the "Expansion Space"). The building comprised of approximately 178,480 square feet of additional space shall be referred to as the "Expansion Building."

      (b) In the event that all the conditions set forth herein are not met or if Landlord does not receive Tenant's Election Notice on or before October 1, 2000, then this Expansion Option shall be deemed null and void and Landlord shall be free to lease all or any portion of the Expansion Building to any party. In the event that Tenant elects to lease the Expansion Space pursuant to the terms set forth herein, and such Expansion Space is less than all of the Expansion Building, then Landlord shall be free to lease the balance of such Expansion Building to any party.

      (c) The Expansion Space shall not exceed approximately 178,480 square feet. The specifications of the Expansion Building shall be of equal or better quality than those of the Building, shall contain warehouse improvements comparable to those in, on, and around the Building (including but not limited to, Expansion Building power distribution, dock levelers, dock seals, and dock lights), and shall contain office space equal to three percent (3%) of the amount of expansion warehouse space (but in no event more than 3,000 square feet of office space) in addition to men's and women's restrooms comparable to the existing offices and restrooms in the Building. Landlord at Landlord's sole cost and expense, shall build and deliver turnkey Expansion Space to Tenant. Landlord shall construct the Expansion Space and all improvements therein in compliance with all Requirements taking into consideration the maximum occupancy allowed in the Expansion Space. Landlord agrees to deliver the Expansion Space to Tenant within twelve (12) months of Landlord's receipt of Tenant's Election Notice provided Tenant leases at least 53,544 square feet. If Landlord fails to timely deliver the Expansion Space, Tenant may terminate this Lease within fifteen months of Tenant's delivery to Landlord of Tenant's Election Notice. Notwithstanding anything to the contrary, such fifteen months shall be extended for any delays caused by Tenant, Tenant's employees, agents, contractors, invitees, or licensees.

      (d) The Expansion Space shall be subject to the same terms and conditions as the Premises including, but not limited to, the rental rate per square foot. Base Rent and Additional Rent for the Expansion Space shall commence upon the delivery of the Expansion Space to Tenant and in accordance with Subsection (c) substantially complete with all driveways, parking lots and landscaping. A temporary certificate of occupancy from the municipality shall be evidence that such Expansion Space is substantially completed. Landlord shall obtain the certificate of occupancy within a reasonable time after the later of the delivery of the Expansion Space to Tenant. Once Landlord has delivered to Tenant the Expansion Space and Rent has commenced with respect thereto, the Premises and the Expansion Space taken together shall be deemed the "Premises." In other words, the Expansion Space shall be subject to all the terms and provisions of this Lease, except that the square footage of the Premises shall be increased by the square footage of the Expansion Space, and Base Rent, Additional Rent and Tenant's Project Proportionate Share shall be adjusted accordingly. Within ten (10) days after the delivery of the Expansion Space to Tenant, Landlord and Tenant shall confirm the following in a written amendment to the Lease:

      (1) The date Landlord delivered to Tenant the Expansion Space and thereby the commencement of the adjusted rent;

      (2) The location and size of the Expansion Space that was leased by Tenant with an exhibit annexed showing the space crosshatched;

      (3) The total square footage of the Premises (original Premises plus Expansion Space);

      (4)   The amount of Base Rent and monthly payments to be paid by Tenant;
and

      (5) Tenant Premises Proportionate Share and Tenant's Project Proportionate Share.

      (e) The Expansion Space and the plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems, loading doors, truck dock levelers, common areas, and all other Expansion Building systems shall be in good operating condition as of the date Landlord delivers to Tenant the Expansion Space. If a non-compliance with the foregoing statement exists and Tenant notifies Landlord in writing of such non-compliance within sixty (60) days after the date Landlord delivers the Expansion Space to Tenant, and provided such non-compliance is not attributable to the acts or omissions of Tenant, Tenant's employees, agents, contractors, subcontractors or others acting on Tenant's behalf, Landlord shall, at Landlord's sole cost and expense, promptly rectify the same.

      25. Miscellaneous. (a) Landlord and Tenant represent and warrant to one another that neither has dealt with any broker in connection with this transaction other than Casey &

Associates/ONCOR International, Cushman and Wakefield and CB Richard Ellis, and each agrees to indemnify and hold the other harmless from any and all claims of any other brokers resulting from a breach of the foregoing representation. Landlord shall pay a commissions in accordance with separate agreement entered into between Landlord and Casey & Associates/ONCOR International.

      (b) Within thirty (30) days of the Commencement Date, Landlord and Tenant shall execute and record a memorandum hereof in substantially the form as attached hereto as Exhibit H, together with a discharge of such Memorandum executed by Tenant in recordable form in substantially the form as attached hereto as Exhibit I. Tenant is authorized to record the Memorandum provided a copy of the recorded Memorandum, showing the book and page where the Memorandum has been recorded, is delivered to Landlord within ten (10) days after it is received by Tenant from the recording office. The Discharge shall be held by Landlord who is authorized to insert in the Discharge the recording information regarding the Memorandum. Landlord is authorized to record the Discharge if this Lease is terminated in accordance with its terms, on three (3) days prior notice to Tenant.

      (c) If any provision of this Lease or its application to any party or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease or the application of such provision to other parties or circumstances shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

      (d) The parties acknowledge that the terms and provisions of this Lease have been fully negotiated by both parties hereto and that the Lease shall not be construed against either party as the author of this Lease, but shall instead be interpreted as a fully negotiated agreement between parties of equal bargaining power. This Lease shall be construed and enforced in accordance with the laws of the State in which the Premises are located.

      (e) No waiver of any default of Tenant or Landlord hereunder shall be implied from Landlord's or Tenant's failure to take any action on account of such default, whether or not such default persists or is repeated, and no express waiver shall affect any default other than the default specified in such waiver, and then only for the time and to the extent therein stated. Failure of Landlord or Tenant to insist upon strict performance of any of the provisions of this Lease or to exercise any right herein conferred in any one or more instance shall not be construed as a waiver or relinquishment for the future of any such provisions or rights, but the same shall remain in full force and effect. The receipt of Rent by Landlord, with or without knowledge of any default on the part of Tenant under this Lease, shall not be deemed to be a waiver of any provision of this Lease. Neither acceptance of the keys nor any other act or thing done by the Landlord or any agent or employee during the Term of this Lease shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by the Landlord accepting or agreeing to accept such a surrender.

      (f) The execution and delivery of this Lease by Tenant to Landlord does not constitute a reservation of or option for the Premises and this Lease shall become effective only if and when Landlord executes and delivers the same to Tenant, provided, however, that the execution and delivery by Tenant of this Lease to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for ten (10) days after such execution and delivery.

      (g) This Lease may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

      (h) If more than one person or entity shall execute this Lease as Tenant, they shall be jointly and severally liable for performance of Tenant's obligations hereunder. Wherever the singular number is used herein, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

      (i) The headings herein are for convenience of reference only and shall not affect the meaning of this Lease and are not to be used in determining the intent of the parties to this Lease.

      (j) This instrument contains the entire agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing executed by both parties.

      (k)   TIME IS OF THE ESSENCE FOR EACH AND EVERY PROVISION HEREOF.

      (l) Tenant shall make any reasonable revisions to this Lease that may be required in good faith by a bona fide mortgagee, provided that no such revision shall increase the Rent or materially increase the Tenant's obligations hereunder.

      (m) This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns. Nothing herein contained shall be deemed in any manner to give a right of assignment to Tenant except in accordance with Section 18 above.

      (n) Tenant agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply fully with the Rules and regulations set forth in Exhibit C which is attached hereto and made a part hereof and with such reasonable modifications thereof and additions thereto as Landlord may make for the Building.

      (o) Any approval or consent given by Landlord pursuant to the terms of this Lease shall not be construed by Tenant as a representation or warranty from Landlord that the matter consented to by Landlord is in compliance with all Requirements.

      (p) Tenant shall be responsible for the observance of all of the rules and regulations by Tenant's employees, agents, clients, customers, invitees and guests. In addition to Landlord's other remedies for Tenant's breach of any of the foregoing rules and regulations, Tenant shall pay Landlord for all damage resulting from the violation thereof and for the cost of removing any obstruction, vehicle or equipment placed on the property or Building in violation hereof.

      (q) Tenant and Landlord warrant and represent to one another that each is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, and that no other signatures are necessary.

      26. Options to Extend. Tenant shall have two (2) options to extend the Term for period of three (3) years each (the "Extension Terms"), provided that at the time Tenant's Extension Notice (defined below) is given and as of the commencement of the extension term all of the following are true (i) no default by Tenant exists beyond any applicable cure period; (ii) Tenant has not assigned, sublet or transferred its interest in the Lease to any party other than an Affiliate; and (iii) Tenant has timely delivered the Tenant's Extension Notice to Landlord. Tenant shall exercise its option to extend, if at all by written notice ("Tenant's Extension Notice") to Landlord no later than one hundred and eighty (180) days prior to the expiration of the then current Term or Extension Term. If Tenant exercises its option for an Extension Term, the Term shall be extended for an additional period of three (3) years on all of the terms and conditions of this Lease, except that Base Rent during the First Extension Term commencing October 1, 2006 and ending September 30, 2009 shall be at the rate of four dollars and forty-three ($4.43/sf/yrNNN) per square foot per year triple net and the Base Rent during the Second Extension Term commencing October 1, 2009 and ending September 30, 2012 shall be at the rate of four dollars and seventy-one ($4.71/sf/yrNNN) per square foot per year NNN each payable in equal monthly installments. The terms of the Lease for the First Extension Term and the Second Extension Term shall be the same terms, conditions and covenants as set forth in this Lease other than the monthly Base Rent term of the Lease, and Landlord shall have no obligation to make any alterations or improvements to the Premises. If Landlord does not receive from Tenant written notice of Tenant's exercise of this option on a date which is at least one hundred and eighty days prior to the end of the initial term of the Lease, all rights under this option shall automatically lapse and terminate and shall be of no further force and effect. Time is of the essence herein.

      (2)   Time is of the essence as to the giving of Tenant's Extension
Notice.

      (3) If Tenant duly exercises its right to extend the term of the Lease for the Extension Term(s), the term "Term" as used in the Lease shall be construed to include when practicable the Extension Term as applicable.

      (4) If Tenant duly exercises its right to extend the term of the Lease for the Extension Term(s), such right must be performed in strict accordance with the terms contained herein then Tenant shall accept the Premises in its "AS-IS, WHERE-IS" condition and, accordingly, Landlord shall not be required to perform any additional improvements or refurbishments to the Premises provided however, Landlord shall not be relieved of its obligations under Paragraph 5. Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease and the other provisions applicable thereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the year and date first above written.

                                       LANDLORD:  VERBAL CORPORATION

                                              M. Teetz
                                       --------------------------------------
                                         Title:  Vice President
                                         Date:  July 2, 1999

                                       TENANT: RESTORATION HARDWARE, INC.


                                              Thomas Low
                                       --------------------------------------
                                         Title: SVP CFO
                                         Date: June 30, 1999

                                       ATTEST: M. Salomon
                                         Title:
                                         Date: June 30, 1999

                                    EXHIBIT A

                                  THE PREMISES

                                    EXHIBIT B

                              INTENTIONALLY OMITTED

                                    EXHIBIT C

                              RULES AND REGULATIONS

      (a) Tenant shall not use the name of the Building for any purpose other than that of the business address of Tenant;

      (b) Tenant shall provide Landlord with duplicate keys for all locks on the Premises except to safes and vaults kept in the Premises by Tenant. Upon termination of this Lease or of Tenant's possession of the Premises, Tenant shall surrender all keys for door locks and other locks in or about the Premises and shall make known to Landlord the combination of all locks, safes, cabinets and vaults that are not removed by Tenant;

      (c) Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage;

      (d) Tenant shall not install or operate any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises;

      (e) Tenant shall not overload any driveway, parking area or any floor and shall not install any heavy objects, safes, machines or other equipment not ordinarily used in Tenant's business without having received Landlord's prior written consent as to size, maximum weight, routing and location thereof which consent shall not be unreasonably withheld, conditioned or delayed;

      (f) Tenant shall not in any manner deface or intentionally damage the Building.

      (g) Tenant shall not bring into the Building or Premises flammables such as gasoline, kerosene, naphtha and benzene, or explosives or any other articles of an intrinsically dangerous nature or any hazardous materials (except as used in the ordinary course of Tenant's business and in accordance with all laws);

      (h) Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity;

      (i) Tenant shall not burn any trash or refuse in the Building or on the Property; and

      (j) Tenant shall not permit outside storage, other than the orderly, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be place in any drainage system or sanitary system in or about the Premises (except in compliance with all laws).

                                    EXHIBIT D

                        INDUSTRIAL BUILDING SIGN CRITERIA

The purpose of the sign criteria is to outline the basic standards which have been established to govern the design, fabrication and installation of Tenant's signs.

The most attractive and economically successful properties are those which have insisted upon sign control. The accompanying SIGN CRITERIA should be given to your sign company to serve as a guide in preparing their design and cost estimates for your approval.

Tenant signs must be kept clean and in good operating condition. It is recommended that the tenant develop a maintenance program to assure that signs will always appear inviting to its customers and enhance the overall appearance of the building.

All signs shall meet the following requirements,

1. Prior to fabrication of any exterior signs, prints and specifications must be submitted to Landlord for written approval.

2. All Tenant's main signs shall be located within the canopy fascia area. Signs shall be centered over leased property or as specified by the landlord.

3.    Electric signs will not be permitted on the storefront system.

4.    Sign boxes will not be permitted.

5.    Paper signs and stickers are prohibited.

6. Signs shall have no moving, flickering or flashing lights, nor moving parts.

7. Signs shall have no exposed neon cross-overs ballast boxes or transformers.

8.    Freestanding signs and portable signs are prohibited.

9.    Size of sign to be governed by the following:

No sign shall have horizontal length in excess of 75% of the frontage lease space. No sign shall have a vertical height in excess of 36" maximum capital letter height for a standard type style with an average consistent letter height of no more than 29".

10. The wording of all signs is limited to the name of the business. Tenants may use corporate crests, logo, shields or insignias.

11.   Sign company names or stamps shall be concealed.

The Tenant shall be held liable and shall bear all cost for design, installation, removal and/or correction of sign installation and damage to building by signs that do not conform to sign criteria.

NOTE: The above is the minimum specification for sign criteria. Specifications is excess of the criteria will be accepted upon written approval of the Landlord.

Tenant shall provide three (3) complete sets of sign drawings to Landlord for review by Landlord before fabrication. Tenant's sign drawings must include the following:

1. Elevation view of storefront showing sign (drawn to accurate scale) with dimensions of height of letter and length of sign;

2.    Color sample of sign panel

3.    Color sample for sign letters (unless they are to be white);

4. Cross section view of sign letter and sign panel showing location of sign relative to the sign panel line and showing the dimensions projection of the face of the letter from the face of the sign panel.

The Landlord shall not be responsible for the cost of refabrication of signs fabricated, ordered, or constructed that do not conform to the sign criteria. Tenant shall repair, paint and/or replace the building facia surface to which its signs are attached upon vacation for the premises and this requirement shall survive expiration or earlier termination of the Lease.

                                 EXHIBIT E
                    STIPULATION AS TO REJECTION OF LEASE

UNITED STATES BANCRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------

In re:
                                        Case No. 99 B 10010 (CB)
COUNTY SEAT STORES, INC., ET AL.,       Chapter 11
                                        (Jointly Administered)
                    Debtors.

----------------------------------


        STIPULATION AS TO REJECTION OF REAL PROPERTY LEASE, AS MODIFIED
        ---------------------------------------------------------------


           WHEREAS, on January 22, 1999 (the "Commencement Date"), County Seat Stores, Inc. ("County Seat") and CSS Trade Names, Inc. ("CSS"; together with County Seat, the "Debtors") each filed with this Court a voluntary petition for relief under Chapter 11 of Title 11, United States Code (the "Bankruptcy Code"); and

           WHEREAS, on February 18, 1999, the Court approved the Final Order Authorizing Post-Petition Secured Financing Pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code (the "Final Financing Order"). The Final Financing Order provided that the Debtors' lenders (the "Lenders") would provide post-petition financing to fund the Debtors' operations; and

           WHEREAS, on March 12, 1999, with the consent of the Debtors and the Official Committee of Unsecured Creditors appointed pursuant to Section 1102 of the Bankruptcy Code (the "Committee"), this Court entered an Order Directing the Appointment of Chapter 11 Trustee and the Trustee was appointed, and

           WHEREAS, on March 26, 1999, the Court entered an Order, inter alia,
(a) approving an Agency Agreement with the joint venture of Schottenstein Bernstein Capital Group, LLC. The Ozer Group LLC, the Nassi Capital Group, LLC (collectively, "SBON"), (b) authorizing the sale of the Debtors' inventory free and clear of any and all liens, claims and encumbrances pursuant to Sections 363(b), (f), (m) and (n) of the Bankruptcy Code and Bankruptcy Rule 6004(f)(l) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), (c) approving the conduct of going-out-of-business sales ("GOB Sales"), (d) granting SBON an administrative super-priority claim subject to the terms of the Agency Agreement pursuant to Sections 503(b), 507(a) and 507(b) of the Bankruptcy Code, and (e) approving the form and manner of notice in limiting and shortening time therefor (the "GOB Order"). The GOB Order provided for the sale of substantially all of the Debtors' inventory; and

           WHEREAS, prior to the Commencement Date, County Seat entered into a real property lease with Verbal Corporation ("Landlord"), made as of the 26th day of February, 1998, (the "Lease"), pursuant to which County Seat leased certain warehouse premises more particularly described as Building #2, Marchfield Business Park, Baltimore, Maryland (the "Premises") upon the terms and conditions as contained therein. A copy of the Lease is annexed hereto, made a part hereof and marked as Exhibit "A"; and

           WHEREAS, County Seat was in presentation of the Premises on the Commencement Date and continues to be in possession of the Premises; and

           WHEREAS, County Seat has determined that its continued possession of the Premises is only needed for a short period of time to enable it to sell certain furniture, fixtures and equipment ("FF&E") located on the Premises and that its obligations with respect to the Lease are burdensome to County Seat and its entire estate, including without limitation, the rentals due under the Lease; and

           WHEREAS, County Seat and the Landlord have agreed to modify the terms of the Lease to provide for a restructured and limited use of the Premises by County Seat prior to the rejection of the Lease, the terms of which are set forth herein.

           NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, County Seat and the Landlord hereby agree as follows:

           1. County Seat shall continue to occupy the Premises up through but not beyond June 30, 1999 without any obligation to pay any additional rent or other charges for the unpaid part of May, 1999 and the entire month of June, 1999.

           2. The Landlord shall have the immediate right to show the Premises to prospective tenants and may enter into a lease and permit possession by another tenant on July 1, 1999.

           3. The FF&E may remain on the Premises following July 1, 1999, but County Seat agrees that the Landlord shall have no less than 100,000 square feet of free, usable space.

           4. Notwithstanding Landlord's right to re-let the Premises commencing July 1, 1999, County Seat or its assignee shall have the right to enter the portion of the Premises where the FF&E is located for the purposes of selling, disassembling and/or moving the FF&E and other personality from the Premises through and including July 15, 1999, after which point in time County Seat shall have no further right to enter the Premises. County Seat shall have no obligation to pay any rent for the period of July 1 through July 15. If the FF&E remains on the Premises past July 1, 1999, the Landlord shall have control over the access of County Seat or its designee to the Premises so as to maintain security and prevent interference with any new tenant; provided, however, that Landlord will permit access to County Seat or its designee during normal business hours.

           5. Commencing July 15, 1999, if County Seat or its designee have not removed the FF&E and other personality from the Premises, the FF&E and other personality shall be deemed abandoned to the Landlord and the Landlord's property and County Seat and its designee will have no further right to enter or utilize the Premises.

           6. Effective immediately upon County Seat's vacation of the Premises on June 30, 1999, the Lease shall be rejected in its entirety pursuant to
Section 365 of the Bankruptcy Code and County Seat will abandon to Landlord all of its right, title and interest in and to the Premises and under the Lease; provided, however, that County Seat shall have the right to enter and utilize the Premises to sell or other dispense of with the FF&E as set forth in Paragraph 4 hereof through July 15, 1999.

           7. Landlord agrees to waive any and all claims to rent or other charges pursuant to the Lease for the unpaid period of May, 1999, the entire month of June, 1999 and the month of July through July 15, 1999 and agrees to return to County Seat any deposit being held, not of any application of the deposit for damages to the Premises pursuant to the terms of the Lease. In the event County Seat or its designee fail to remove all FF&E from the Premises by July 15, Landlord will have the immediate right to remove and dispose of the FF&E as its own property.

           8. This Stipulation shall be binding upon each of the parties hereto and their successors and assigns.

           9. This stipulation will not be modified, except in writing, which modification shall be subject to approval of the Bankruptcy Court.

           10. The Stipulation may be executed in any number of separate counterparts by the parties hereto, and all of said counterparts taken together shall constitute one and the same instrument.

           11. The parties hereto agree to accept facsimile signature pages as originals.

           WHEREFORE, the parties hereto have executed the Stipulation as of the 10th day of June, 1999.

Dated:  New York, New York
        June 10, 1999

                         COUNTY SEAT STORES, INC., Debtor

                         By: /s/ Sig. Illegible, Attorney In Fact for Alan Cohen
                            ____________________________________________________
                             Alan Cohen, Chapter 11 Trustee

                         VERBAL CORPORATION

                             /s/ M. Teetz
                         By: ___________________________________________________

                                  Vice President
                         Title: ________________________________________________


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]




                         SO ORDERED, this _______ day of _________, 1999.


                                               ______________________________
                                               United States Bankruptcy Judge

                                   EXHIBIT F

                        FORM OF CERTIFICATE OF INSURANCE

         ACORDTM   CERTIFICATE OF LIABILITY INSURANCE   DATE (MM/DD/YY)
                                                              6/29/99

PRODUCER                               THIS CERTIFICATE IS ISSUED AS A MATTER
                                       OF INFORMATION ONLY AND CONFERS NO RIGHTS
 Aon Risk Svcs Inc of No. Cal.         UPON THE CERTIFICATE HOLDER. THIS
 One Market                            CERTIFICATE DOES NOT AMEND, EXTEND OR
 Spear Street Tower Ste. 2100          ALTER THE COVERAGE AFFORDED BY THE
 San Francisco, CA 94105               POLICIES BELOW.
 415-543-9360                                 COMPANIES AFFORDING COVERAGE

                                      COMPANY
                                         A    Royal Ins Co of America
--------------------------------------------------------------------------------
INSURED                               COMPANY
                                         B
 Restoration Hardware Inc.            COMPANY
 15 Koch Road, Suite J                   C
 Corte Madera, CA 94925               COMPANY
                                         D
--------------------------------------------------------------------------------
COVERAGES
-------------------------------------------------------------------------------

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.


-------------------------------------------------------------------------------

                                                   POLICY      POLICY
                                                   EFFECTIVE   EXPIRATION
CO        TYPE OF                       POLICY     DATE        DATE
LTR      INSURANCE                      NUMBER     (MM/DD/YY)  (MM/DD/YY)                   LIMITS
         GENERAL LIABILITY                                                    GENERAL AGGREGATE          $2000000
A        /X/ COMMERCIAL GENERAL         ASV010054   10/01/98   10/01/99       PRODUCTS-COMP/OP AGG       $2000000
             LIABILITY                                                        PERSONAL & ADV INJURY      $1000000
         / / CLAIMS MADE /X/ OCCUR                                            EACH OCCURRENCE            $1000000
             OWNER'S & CONTRACTOR'S PROT                                      FIRE DAMAGE (Any one fire) $1000000
             ---------------------------                                      MED EXP (Any one person)   $   5000

         AUTOMOBILE LIABILITY                                                 COMBINED SINGLE LIMIT      $1000000
A       /X/ ANY AUTO                    ASV010054   10/01/98   10/01/99       BODILY INJURY
             ALL OWNED AUTOS                                                  (Per person)               $
             SCHEDULED AUTOS                                                  BODILY INJURY
        /X/  HIRED AUTOS                                                      (Per accident)             $
        /X/  NON-OWNED AUTOS                                                  PROPERTY DAMAGE            $
            ----------------------------

        GARAGE LIABILITY                                                      AUTO ONLY-EA ACCIDENT      $
             ANY AUTO                                                         OTHER THAN AUTO ONLY:
                                                                                  EACH ACCIDENT          $
            ----------------------------                                              AGGREGATE          $

        EXCESS LIABILITY                                                      EACH OCCURENCE             $20000000
A       /X/ UMBRELLA FORM               ASV010054   10/01/98   10/01/99       AGGREGATE                  $20000000
            OTHER THAN UMBRELLA FORM                                                                     $

        WORKERS COMPENSATION AND                                             /X/ WC STATUTORY LIMITS
        EMPLOYERS' LIABILITY                                                      OTHER
X                                       99RTC458937 10/01/98   10/01/99       EL EACH ACCIDENT           $1000000
X       THE PROPRIETORY                                                       EL DISEASE-POLICY LIMIT    $1000000
        PARTNERS/EXECUTIVE  / / INCL                                          EL DISEASE-EA EMPLOYEE     $1000000
        OFFICERS ARE:       / / EXCL
        OTHER

-------------------------------------------------------------------------------

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

-------------------------------------------------------------------------------
CERTIFICATE HOLDER                           CANCELLATION
-------------------------------------------------------------------------------

MASTER CERTIFICATE

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
-------------------------------------------------------------------------------
AUTHORIZED REPRESENTATIVE                                           003613000

Yvonne Rumsey

                ACORDTM   EVIDENCE OF PROPERTY   DATE (MM/DD/YY)
                                                        6/29/99

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES UNDER THE POLICY.


PRODUCER                PHONE
                        A/C. No. Ext: 415-543-9360   COMPANY
 Aon Risk Svcs Inc of No. Cal.                       Royal Ins Co of America
 One Market
 Spear Street Tower Ste. 2100
 San Francisco, CA 94105

CODE:                      SUB CODE:
AGENCY
CUSTOMER:
INSURED
 Restoration Hardware Inc.                    LOAN NUMBER  POLICY NUMBER
 15 Koch Road, Suite J                                     ASV010054
 Corte Madera, CA 94925
                                              EFFECTIVE DATE  EXPIRATION DATE
                                              10/01/98        10/01/99
                                              / / CONTINUED UNTIL
                                                  TERMINATED IF CHECKED
                                      THIS REPLACES PRIOR EVIDENCE DATED:
--------------------------------------------------------------------------------
PROPERTY INFORMATION
-------------------------------------------------------------------------------
LOCATION/DESCRIPTION



--------------------------------------------------------------------------------
COVERAGE INFORMATION
-------------------------------------------------------------------------------
COVERAGE/PERILS/FORMS              AMOUNT OF INSURANCE       DEDUCTIBLE

Combined Blanket Limit
Real & Personal Property, Buss      17,632,306               25,000,000
Income. Rep Cost, Agreed Amt

--------------------------------------------------------------------------------
REMARKS
-------------------------------------------------------------------------------
evidence of coverage in force

--------------------------------------------------------------------------------
CANCELLATION
-------------------------------------------------------------------------------

THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTERESTS IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

--------------------------------------------------------------------------------
ADDITIONAL INTEREST
-------------------------------------------------------------------------------
NAME AND ADDRESS                   / / MORTGAGE       / / ADDITIONAL INSURED
                                   / / LOSS PAYEE     / /
sample evidence in force    LOAN#
                                   AUTHORIZED REPRESENTATIVE

                                   Yvonne Rumsey
                                                               003613

                                   EXHIBIT G
                     1998 ACTUAL PROJECT OPERATING EXPENSES


                             Marshfield Building II

                         INCOME STATEMENT SUMMARY - YTD

                         January through December 1998

                                                                   Jan - Dec '98

Income
   4000 - Income from Tenants
      4010 - Base Rent                                               595,700.00
      4020 - CAM Reimbursement                                        48,300.00
      4030 - Tax Reimbursement                                        23,980.00
      4040 - Insurance Reimbursement                                   8,050.00

   Total 4000 - Income from Tenants                                  681,030.00


Total Income                                                         681,030.00

Expense
   5000 - Common Area Maintenance Costs
      5010 - Cleaning
         5014 - Day Porter                                               750.00

      Total 5010 - Cleaning                                              750.00

      5020 - Repairs & Maintenance
         5023 - Fire & Life Safety                                     2,211.00
         5032 - R & M - Other                                          1,081.15

      Total 5020 - Repairs & Maintenance                               3,292.15

      5040 - Roads & Grounds
         5042 - Grounds Maintenance Contract                          20,768.14
         5043 - Other Grounds Maintenance                                 77.50

      Total 5040 - Roads & Grounds                                    20,845.64

      5050 - Utilities
         5051 - Electric                                               2,703.72
         5052 - Gas                                                   13,113.95
         5053 - Telephone                                                581.59
         5054 - Water & Sewer                                          1,878.03

      Total 5050 - Utilities                                          18,277.29

      5060 - Administrative Expenses
         5062 - Bank Charges                                               0.00
         5063 - Admin. - Other                                           103.90

      Total 5060 - Administrative Expenses                               103.90

      6000 - Professional Fees
         6011 - Consulting                                             1,540.00

      Total 6000 - Professional Fees                                   1,540.00

   Total 5000 - Common Area Maintenance Costs                         44,808.98

   9000 - Management Fee                                              17,025.75
   10000 - Non-Operating Expenses
      10010 - Tenant Promos/Holiday                                       22.58

   Total 10000 - Non-Operating Expenses                                   22.58

Total Expense                                                         61,857.31

Net Income                                                           619,172.69

                                    EXHIBIT H

                               MEMORANDUM OF LEASE


WHEN RECORDED MAIL TO:
Brobeck Phleger and Harrison
Spear Street Tower
One Market
San Francisco, CA  94105
ATTN:  Dina Alexander, Esq.

                               Memorandum of Lease

      This is a Memorandum of Lease by and between VERBAL CORPORATION, a Maryland corporation, having its principal place of business at 55 Glenlake Parkway, NE, Atlanta, GA 30328 ("Landlord") and RESTORATION HARDWARE, INC., a Delaware corporation, having its principal place of business at 15 Koch Road, Suite J, Corte Madera, CA 94925 ("Tenant"), upon the following terms:

      Date of Sublease: June 30, 1999

      Description of Premises: 8416 Kelso Drive, Baltimore, County of Baltimore,
                               Maryland.

      Term: 87 months, commencing on July 1,1999 and expiring on September 30, 2006.

      Renewal Option(s): Two (2) three (3) year extension options.

      The provisions of this Memorandum of Lease are subject in all respects to the provisions of the Lease, to which reference must be made in connection with any matters affecting the Lease. Nothing contained in this Memorandum of Lease shall modify or amend the Lease in any way. In the event of any discrepancy or inconsistency between the terms and conditions of this Memorandum of Lease and the Lease, the terms of the Lease shall control. The purpose of this Memorandum of Lease is to give record notice of the Lease and of the rights and obligations created thereby, the whole of which are hereby confirmed.

      IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the dates set forth in their respective acknowledgments.

                      LANDLORD:   VERBAL CORPORATION

                      By:          M. Teetz
                                   ---------------------------
                      Print Name:  Melvin Teetz
                                   ---------------------------
                      Its:         Vice President

                      TENANT:RESTORATION HARDWARE, INC.

                      By:          Thomas Low
                                   ---------------------------
                      Print Name:  Thomas Low
                                   ---------------------------
                      Its:         SVP CFO

                                ACKNOWLEDGEMENTS

STATE OF GEORGIA   )
                   )  ss:
COUNTY OF FULTON   )

      On the ___ day of June, 1999, before me personally came ____________________to me known, who, being by me duly sworn, did depose and say that he is Vice President of VERBAL CORPORATION, a Maryland corporation, the company described in and which executed the foregoing instrument; that the foregoing instrument was executed with full authority of the company and that he signed his name thereto by like order.



                             -------------------------------
                             Notary Public




                 [ATTACH APPROPRIATE CALIFORNIA ACKNOWLEDGMENT]

                                    EXHIBIT I

                             DISCHARGE OF MEMORANDUM

      This is a Discharge of Memorandum of Lease ("Discharge") from RESTORATION HARDWARE, INC., a Delaware corporation, having an office at 15 Koch Road, Suite J, Corte Madera, CA 94925 ("Tenant") to VERBAL CORPORATION, a Maryland corporation, having its principal place of business at 55 Glenlake Parkway, NE, Atlanta, GA 30328 ("Landlord").

      Landlord and Tenant entered into a Lease Agreement dated June 30, 1999 ("Lease"), for certain premises located at Marshfield Business Park, 8416 Kelso Drive, Baltimore, County of Baltimore, Maryland, a memorandum which was recorded in the Land Records of Baltimore County at Liber ____, Page ____, on ______________. Said Lease has been terminated and authorization is hereby given to record this Discharge as notice of such termination.

      IN WITNESS WHEREOF, Tenant has executed this Discharge of Memorandum as of the date set forth in its attached acknowledgement.

TENANT:

RESTORATION HARDWARE, INC.

By: Thomas Low
    ---------------------------------
Print Name: Thomas Low
    ---------------------------------
Its: SVP CFO
    ---------------------------------



ATTEST: M. Salomon
       ------------------------------



                        [ATTACH APPROPRIATE CALIFORNIA ACKNOWLEDGMENT]